SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 15, 2004

TIPPERARY CORPORATION

(Exact name of registrant as specified in its charter)

TEXAS	1-7796	75-1236955
(State or other jurisdiction of incorporation	(Commission File Number)	(IRS Employer Identification No.)

633 Seventeenth Street, Suite 1550
Denver, Colorado  80202

(Address of principal executive offices) (Zip Code)

303-293-9379

Registrant’s telephone number, including area code

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 8.01 Other Events
Signature

ITEM 8.01 OTHER EVENTS

As reported on Form 8-K filed on November 4, 2004, Tipperary Corporation and subsidiaries (“Tipperary”) entered into an agreement with Tri-Star Petroleum Company (“Tri-Star”) and its owners (collectively “Tri-Star Parties”) to settle all of their litigation related to the Comet Ridge coalseam gas project in Queensland, Australia (“Project”).

As of December 15, 2004, Tipperary and the Tri-Star Parties have completed the settlement.  Of note:

•                       The necessary consents of certain Australian state and federal government officials to successfully transfer registered title from Tri-Star to Tipperary were received;

•                       Tri-Star assigned registered title in all Project tenements to Tipperary as prescribed by the settlement agreement;

•                       Tipperary Oil & Gas (Australia) Pty Ltd remains operator of the Project;

•                       Tri-Star assigned its 2.25% working interest in the Project to Tipperary;

•                       Tri-Star retained a small overriding royalty interest in the Project;

•                       Tipperary paid $5 million in cash to the Tri-Star Parties; and

•                       The parties’ respective claims were dismissed with prejudice (i.e., without ability to refile) in all litigation proceedings in the United States and in Queensland, Australia.

SIGNATURE

Pursuant to the requirement of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TIPPERARY CORPORATON

By:	/s/ David L. Bradshaw
David L. Bradshaw, President,
Chief Executive Officer and Chairman of the Board

Date: December 16, 2004